UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2016

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive, Irving, TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 453-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On January 28, 2016, Robert M. Holster notified HMS Holdings Corp. (the “Registrant”) of his decision not to stand for re-election to the Board of Directors of the Registrant (the “Board”) when his current term expires on the date of the Registrant’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). Mr. Holster’s decision is based solely on personal reasons and not because of any disagreement or dispute with the Board or the Registrant on any matter, including with respect to the Registrant’s operations, policies or practices.

(d) Appointment of New Director

On January 29, 2016, the Board appointed Robert Becker to the Board, effective immediately. Mr. Becker will serve as a Class I director with an initial term expiring at the 2016 Annual Meeting. The Board has not appointed Mr. Becker to any committees of the Board at this time.

Mr. Becker was not selected as a director pursuant to any arrangement or understanding with any other person and he does not have any reportable transactions under Item 404(a) of Regulation S-K.

For his services as a director, Mr. Becker will receive the Registrant’s standard compensation applicable to non-employee directors. In addition, Mr. Becker is expected to enter into the Registrant’s standard form of indemnification agreement for its executive officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HMS HOLDINGS CORP.
(Registrant)

Date: February 3, 2016	By:	/s/ Jeffrey S. Sherman
	Name:	Jeffrey S. Sherman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer